Exhibit 23(a)






                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8), pertaining to the Omnibus Securities Plan of Phillips Petroleum Company and to the incorporation by reference therein and in the related prospectus of our report dated March 8, 1994, with respect to the consolidated financial statements and schedules of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 1993, as filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG
                                        -----------------
                                          ERNST & YOUNG
Tulsa, Oklahoma
May 9, 1994